EXHIBIT 99.906CERT

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. ss. 1350, and accompanies the report on Form N-CSR for the period ended September 30, 2005 of the Tamarack Funds Trust (the "Registrant").

Each of the undersigned, being the President and Chief Financial Officer of the Registrant, hereby certifies that, to such officer's knowledge,:

1. the Form N-CSR fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 ( 15 U.S.C. 78m(a) or 78o(d)); and

2. the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.



11/30/05
-------------------------
Date


                                                /s/ Jennifer Lammers
                                                --------------------------------
                                                Jennifer Lammers
                                                President

                                                /s/ David Lux
                                                -------------------------------
                                                David Lux
                                                Chief Financial Officer


This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.